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Exhibit 5.1

March 19, 2020

Flotek Industries, Inc.

10603 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77064

Re:    Flotek Industries, Inc. Registration Statement on Form S-8.

Ladies and Gentlemen:

We have acted as counsel for Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-8 (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) the issuance by the Company of (i) up to 570,000 shares (the “RSU Award Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) that have been reserved for issuance pursuant to the Stand-Alone Restricted Stock Unit Award Agreement, dated as of December 22, 2019, between the Company and John W. Gibson, Jr. (the “RSU Award Agreement”), (ii) up to 1,000,000 shares (the “Time-Based Option Award Shares”) of Common Stock that have been reserved for issuance pursuant to the Stand-Alone Time-Based Stock Option Award Agreement, dated as of December 22, 2019, between the Company and John W. Gibson, Jr. (the “Time-Based Option Award Agreement”), (iii) up to 2,000,000 shares (the “Performance-Based Option Award Shares”) of Common Stock that have been reserved for issuance pursuant to the Stand-Alone Performance-Based Stock Option Award Agreement, dated as of December 22, 2019, between the Company and John W. Gibson, Jr. (the “Performance-Based Option Award Agreement”), and (iv) up to 372,168 shares (the “Right to Purchase Shares,” and together with the RSU Award Shares, the Time-Based Option Award Shares and Performance-Based Option Award Shares, the “Shares”) that have been reserved for issuance pursuant to the right of John W. Gibson, Jr. to purchase shares of Common Stock under Section 3(f) of the Employment Agreement, dated as of December 21, 2019, between the Company and John W. Gibson, Jr. (the “Employment Agreement,” and together with the RSU Award Agreement, the Time-Based Option Award Agreement and the Performance-Based Option Award Agreement, the “Gibson Agreements”) and (b) the offer and resale by John W. Gibson, Jr. pursuant to the prospectus included in the Registration Statement (the “Prospectus”) of up to 200,000 shares (the “Restricted Shares”) of Common Stock previously issued to John W. Gibson, Jr. pursuant to Section 3(f) of the Employment Agreement and in accordance with the Purchase Agreement, dated January 10, 2020, between the Company and John W. Gibson, Jr. (the “Purchase Agreement”).

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES     MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

Flotek Industries, Inc.

March 19, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated Bylaws, in each case, filed as an exhibit to the Registration Statement, and such other documents, certificates and records, including the Gibson Agreements and the Purchase Agreement, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others.

We have also assumed that (a) all Restricted Shares issued pursuant the Employment Agreement and the Purchase Agreement have been issued in accordance with the terms of such agreements, (b) all Shares to be issued pursuant to the Gibson Agreements will be issued in accordance with the terms of the Gibson Agreements and any agreements thereunder governing the issuance of such Shares, (c) all such Restricted Shares and Shares have been or will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar and (d) upon issuance of such Restricted Shares and Shares pursuant to the Gibson Agreements, certificates representing such shares and conforming to the specimen thereof filed as an exhibit to the Registration Statement were or will be duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Common Stock.

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The Restricted Shares are validly issued, fully paid and nonassessable.

2.    When the Shares are issued and delivered pursuant to the Gibson Agreements, such Shares will be validly issued, fully paid and nonassessable.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

Flotek Industries, Inc.

March 19, 2020

The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP